Exhibit 8

SECURITY AGREEMENT

This Security Agreement is made as of January 2, 2025 (this “Agreement”) by and among Burtech LP LLC, a Delaware limited liability company (“Debtor”), and Bess Ventures and Advisory, LLC (the “Secured Party”).

Debtor and the Secured Party hereby agree as follows:

I. CERTAIN DEFINITIONS. Except as otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in the Promissory Note Agreement, dated as of the date hereof, by and between Debtor and the Secured Party (the “Loan Agreement”).

II. SECURITY AGREEMENT.

A. Grant. Debtor, for valuable consideration, the receipt of which is acknowledged, hereby grants to the Secured Party a continuing security interest in and Lien on all of the property described on Exhibit A attached hereto (the “Collateral”) now owned or at any time hereafter acquired by Debtor or in which Debtor now has or at any time in the future may acquire any right, title or interest.

B. Debtor Remains Liable. Anything herein to the contrary notwithstanding, (i) Debtor shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Secured Party of any of the rights hereunder shall not release Debtor from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral, and (iii) the Secured Party shall not have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

C. Continuing Security Interest. Debtor agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until payment and performance in full of all of the Obligations (other than inchoate indemnity obligations).

III. OBLIGATIONS SECURED. The security interest granted hereby secures the full and timely payment of all Obligations of Debtor.

IV. DEBTOR’S REPRESENTATIONS, WARRANTIES AND COVENANTS. Debtor hereby represents, warrants and covenants to the Secured Party that:

A. Debtor’s principal place of business is 1300 Pennsylvania Ave NW, Suite 700, Washington, DC 20004, and Debtor keeps its records concerning accounts, contract rights and other property at that location. Other than with respect to information disclosed to the Secured Party as of the date hereof, Debtor will notify the Secured Party promptly following the establishment of any new place of business where any of the Collateral is kept, except if moved in the ordinary course of business. Debtor is a limited liability company organized under the laws of the State of Delaware. Debtor will notify the Secured Party promptly following a change to either its form or jurisdiction of organization.

B. Debtor will at all times keep in a manner reasonably satisfactory to the Secured Party accurate and complete records of the Collateral and shall do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral. Debtor shall not amend, waive, consent or otherwise modify the terms of any agreement, right or obligation incorporated in the Collateral without the prior written consent of the Secured Party.

C. Debtor shall not use the Collateral in violation of any applicable statute, ordinance, law or regulation or in violation of any insurance policy maintained by Debtor with respect to the Collateral, in each case to the extent such violation would reasonably be likely to result in a material adverse effect on Debtor.

D. Debtor shall reasonably defend any action, suit or proceeding which may affect to a material extent its title to, right or interest in or the Secured Party’s security interests in the Collateral and shall defend against the claims and demands of all Persons whomsoever in the Collateral. Debtor shall not do anything to impair in any material respect the rights of the Secured Party in the Collateral.

E. Other than financing statements, security agreements, chattel mortgages, assignments, fixture filings and other agreements or instruments executed, delivered, filed or recorded for the purpose of granting or perfecting any Lien (collectively, “Financing Statements”) in favor of the Secured Party, no effective Financing Statement naming Debtor as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.

F. Debtor will (i) notify the Secured Party of any material claim made or asserted against the Collateral by any Person or other event that could materially adversely affect the value of the Collateral or the Secured Party’s Lien thereon; (ii) furnish to the Secured Party such statements and schedules further identifying and describing the Collateral and such other reports and other information in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail; and (iii) upon the reasonable request of the Secured Party make such demands and requests for information and reports as Debtor is entitled to make in respect of the Collateral.

G. Debtor agrees with regard to the Collateral, unless the Secured Party agrees otherwise in writing: (i) that, following the occurrence of an Event of Default that continues, the Secured Party are authorized to notify any account debtors, any buyers of the Collateral, or any other persons of the Secured Party’ interest in the Collateral; (ii) where applicable, to operate the Collateral in accordance with all material applicable statutes, rules and regulations relating to the use and control of the Collateral, and not to use any Collateral for any unlawful purpose or in any way that would void any insurance required to be carried; (iii) not to remove the Collateral from the Debtor’s premises except in the ordinary course of the Debtor’s business; (iv) to pay when due all material license fees, registration fees and other charges in connection with any Collateral; (v) [reserved]; (vi) [reserved]; (vii) to permit the Secured Party to inspect the Collateral during normal business hours, upon reasonable advance notice; (viii) to keep, in accordance with generally accepted accounting principles, complete and accurate books and records regarding all the Collateral, and to permit the Secured Party to inspect the same and make copies at any reasonable time; (ix) to receive and use reasonable diligence to collect the Collateral consisting of accounts and other rights to payment and proceeds, and following the occurrence of an Event of Default that continues, to receive and collect the same in trust and as the property of the Secured Party and to immediately endorse as appropriate and deliver such Collateral to the Secured Party daily in the exact form in which they are received together with a collection report in form satisfactory to the Secured Party; (x) not to commingle the Collateral, or collections with respect to the Collateral, with other property; (xi) [reserved]; (xii) [reserved]; (xiii) [reserved]; and (xiv) to keep all the Collateral in good and saleable condition, to deal with the Collateral in accordance with the standards and practices adhered to generally by users and manufacturers of like property, and to keep all the Collateral free and clear of all defenses, rights of offset and counterclaims.

V. FINANCING STATEMENTS. Debtor shall at its cost execute any Financing Statement in respect of any security interest created pursuant to this agreement that may at any time be required or that, in the reasonable opinion of the Secured Party, may at any time be desirable. If any recording or filing thereof (or the filing of any statements of continuation or assignment of any Financing Statement) is required to protect and preserve such Lien, Debtor shall at its cost execute the same at the time and in the manner requested by Secured Party (or any counsel on behalf of the Secured Party). To the fullest extent permitted by applicable law, Debtor hereby authorizes the Secured Party (or any counsel on behalf of the Secured Party) to prepare and file the Financing Statement substantially in the form attached hereto as Exhibit B and any other Financing Statements authorized hereunder without the signature of Debtor.

VI. DEBTOR’S RIGHTS UNTIL DEFAULT. So long as an Event of Default does not exist and subject to any restrictions herein and in any other Loan Document, Debtor shall have the right to possess the Collateral and manage its property.

VII. RIGHTS AND REMEDIES ON EVENT OF DEFAULT.

A. Upon the occurrence and during the continuation of an Event of Default, the Secured Party shall have the right to declare all Obligations to be immediately due and payable and the Secured Party may exercise any and all rights and remedies hereunder or under applicable law (including the UCC); provided, however, if any Event of Default occurs as a consequence of the commencement of a bankruptcy or other insolvency proceeding by or against Debtor, all of the Obligations shall be automatically and immediately due and payable without further action or demand. Without limiting the generality of the foregoing, the Secured Party shall have the right to sell or otherwise dispose of all or any part of the Collateral, either at public or private sale, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such terms and conditions, all as the Secured Party, in its sole discretion, may deem advisable, and the Secured Party shall have the right to purchase at any such sale. Debtor agrees that a notice sent at least ten days before the time of any intended public sale or of the time after which any private sale or other disposition of the Collateral is to be made shall be reasonable notice of such sale or other disposition. The proceeds of any such sale, or other Collateral disposition shall be applied: first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like, and to the Secured Party’s reasonable attorneys’ fees and legal expenses; second, to the Secured Party in satisfaction of the then unpaid Obligations; and third, to Debtor or as otherwise required by law. If, upon the sale or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Party are legally entitled, Debtor shall be liable for the deficiency, together with interest thereon at the rates set forth in the Loan Agreement, and the reasonable fees of any attorneys the Secured Party employs to collect such deficiency; provided, however, that the foregoing shall not be deemed to require the Secured Party to resort to or initiate proceedings against the Collateral prior to the collection of any such deficiency from Debtor. To the extent permitted by applicable law, Debtor waives all claims, damages and demands against the Secured Party arising out of the retention or sale or lease of the Collateral or other exercise of the Secured Party’s rights and remedies with respect thereto. “UCC” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the “UCC” is used to define any term herein and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, the Secured Party’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes on the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions. The rights and remedies with respect to Debtor and the Collateral, whether established hereby or by any other agreements, instruments or documents or by law, shall be cumulative and may be exercised singly or concurrently, and are not exclusive of any other rights or remedies provided under any other agreement, instrument or document to which Debtor is a party or by which it or any of the Collateral is bound or by law or equity.

B. Debtor will upon request promptly execute and deliver all further instruments and documents and take all further action that the Secured Party may reasonably request in order to perfect, protect and maintain the priority of the security interest granted by this Agreement and to enable the Secured Party to exercise and enforce its rights and remedies under this Agreement.

C. Debtor hereby waives (a) the right to require the Secured Party to proceed against any other person or against any other collateral it may hold; (b) presentment, protest and notice of protest, demand and notice of nonpayment, demand of performance, notice of sale, and advertisement of sale, (c) following an Event of Default that is continuing, any right to the benefit of or to direct the application of any of the Collateral until the Obligations (other than inchoate indemnity obligations) shall have been paid in full, and (d) any defenses which may arise by reason of, or be based on, lack of diligence in collection.

D. Any sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall operate to divest all of Debtor’s right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the Collateral sold, and shall be a perpetual bar, both at law and in equity, against Debtor, its successors and assigns, and against all Persons claiming the Collateral sold or any part thereof under, by or through Debtor, its successors or assigns.

E. Debtor appoints the Secured Party, and any trustee, authorized agent or designee of the Secured Party, with full power of substitution, as Debtor’s true and lawful attorney-in-fact, effective as of the date hereof, with power, upon the Secured Party’s election, in its own name or in the name of Debtor, during the continuance of an Event of Default, (i) to endorse any notes, checks, drafts, money orders, or other instruments of payment in respect of the Collateral that may come into the Secured Party’ possession, (ii) to sign and endorse any drafts against Debtor, assignments, verifications and notices in connection with accounts, and other documents relating to Collateral; (iii) to pay or discharge taxes or Liens at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, issue receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) to notify Persons obligated with respect to the Collateral to make payments directly to the Secured Party; and, (vi) generally, to do, at the Secured Party’s option and at Debtor’s expense, at any time, or from time to time, all acts and things that the Secured Party deems reasonably necessary to protect, preserve and realize upon the Collateral and the Secured Party’s security interest therein to effect the intent of this Agreement, all as fully and effectually as Debtor might or could do; and Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney grants rights that are coupled with an interest and shall be irrevocable as long as any of the Obligations are outstanding.

F. All of the Secured Party’s rights and remedies with respect to the Collateral, whether established hereby or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

VIII. SECURED PARTY’ RIGHTS; DEBTOR WAIVERS.

A. The Secured Party’ acceptance of partial or delinquent payment from Debtor under the Loan Agreement or hereunder, or the Secured Party’s failure to exercise any right hereunder, shall not constitute a waiver of any obligation of Debtor hereunder, or any right of the Secured Party hereunder, and shall not affect in any way the right to require full performance at any time thereafter.

B. Debtor waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshaling of the Collateral or other collateral or security for the Obligations; (ii) any right to require the Secured Party (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Obligations, (C) to pursue any remedy in the Secured Party’s power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (iii) all claims, damages, and demands against the Secured Party arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

C. Debtor hereby agrees to indemnify the Secured Party, its principals and agents (the “Indemnified Parties”) for, and agrees to protect and hold each of them harmless from and against, any and all liabilities, obligations, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees), causes of action, suits, claims, demands and judgments of any nature or description whatsoever, which may at any time be imposed upon, incurred by or awarded against any Indemnified Party (other than as a result of such Indemnified Party’s own gross negligence or willful misconduct) as a result of the grant to the Secured Party of any interest in or to any of the Collateral or in connection with this Agreement and the exercise by the Secured Party of all rights in the Collateral arising under this Agreement.

IX. [RESERVED]

X. TERMINATION; REINSTATEMENT

A. Termination. Upon the payment in full in cash of all Obligations (other than the obligations that are intended to survive the termination of the Loan Agreement, as the case may be), and subject to Section X(B) herein, this Agreement and the security interest and all other rights granted hereby shall automatically terminate and all rights to the Collateral shall revert to Debtor without any further action of the Secured Party. Upon any such termination, the Secured Party shall authorize Debtor to file any UCC-3 or other termination statements to evidence such termination, to release all security interest on the Collateral and to return such Collateral to Debtor. Furthermore, the Secured Party shall, at Debtor’s expense and upon its written direction, execute and deliver to Debtor such documents (including UCC-3 termination statements) as Debtor shall reasonably request to evidence such termination, to release all security interest on the Collateral and to return such Collateral to Debtor.

B. Reinstatement. This Agreement and the obligations of Debtor hereunder shall automatically be reinstated if and to the extent that for any reason any payment made pursuant to this Agreement is rescinded or must otherwise be restored or returned, whether as a result of any proceedings in bankruptcy or reorganization or otherwise with respect to Debtor or as a result of any settlement or compromise with any person (including Debtor) in respect of such payment, and Debtor shall pay the Secured Party on demand all of its reasonable costs and expenses (including reasonable fees of counsel) incurred by the Secured Party in connection with such rescission or restoration.

XI. MISCELLANEOUS.

A. Amendment and Waiver. Neither this Agreement nor any part hereof may be changed, waived, or amended except by an instrument in writing signed by the Secured Party and Debtor; and waiver on one occasion shall not operate as a waiver on any other occasion.

B. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not so confirmed, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses shown below such parties signature hereunder (or at such other addresses as shall be specified by notice given in accordance with this Section XI(C)).

C. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of, the successors and assigns of the parties hereto.

D. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

E. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

F. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

G. Governing Law; Venue; Jury Trial Waiver. The validity, interpretation, and performance of this Agreement shall be controlled by and construed under the laws of the State of New York, without giving effect to the principles of conflicts of laws which would give rise to the application of the domestic substantive law of any other jurisdiction. Each party hereby irrevocably and unconditionally consents to the exclusive jurisdiction of the federal and state courts sitting in New York, New York for any action, suit or proceeding arising out of or related hereto. Each party hereto further hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement in such courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in any inconvenient forum. Each Party hereby knowingly, voluntarily and intentionally waives any right (to the fullest extent permitted by applicable law) to a trial by jury of any dispute arising out of, under or relating to, this Agreement and agrees that any such dispute shall be tried before a judge sitting without a jury. Notwithstanding the preceding sentence, the Debtor consents to the Secured Party commencing an action or suit in any jurisdiction where any Collateral is located, and the Debtor waivers described in the preceding sentence apply to any such action or suit filed by the Secured Party. The provisions of this section are material inducements to the Secured Party’ acceptance of this Agreement.

H. Electronic Execution of Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Secured Party, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.

DEBTOR:

BURTECH LP LLC

By:	/s/ Shahal Khan
Name:	Shahal Khan
Title:	Managing Member

Address:
Burtech LP LLC
5601 Arbor Lane
Coral Gables, FL 33156
Attention: Shahal Khan
Email: ****

Signature Page to Security Agreement

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.

SECURED PARTY:

BESS VENTURES AND ADVISORY, LLC, a
Florida limited liability company

By:	/s/ Lane Bess
Name:	Lane Bess
Title:	Owner-Manager

Address:	1928 Sunset Harbour Drive
Miami Beach, FL 33139

Email Address: ****

Signature Page to Security Agreement

EXHIBIT A

COLLATERAL DESCRIPTION

The Collateral consists of all of Debtor’s right, title and interest in and to the following personal property and assets (both tangible and intangible) whether now owned or hereafter acquired, wherever located:

(a) 2,500,000 shares of Class A Common Stock of BurTech Acquisition Corp. (representing (i) 500,000 shares subject to transfer obligations in favor of the Secured Party pursuant to that certain Promissory Note January 2, 2025 by and between Debtor and the Secured Party, and (ii) an additional 2,000,000 shares); and

(b) All Debtor’s books and records relating to the foregoing, and any and all claims, rights and interests in any of the above and all Proceeds, substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, and insurance proceeds of any or all of the foregoing.

Terms used in this Exhibit A but not defined shall have the meaning given to such terms in the UCC.

EXHIBIT B

FINANCING STATEMENT